CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Dendrite International, Inc.’s previously filed Registration Statement on Form S-8 File No. 333-19141.

/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
November 30, 2001